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                                                                   Exhibit 10.18

                     DESCRIPTION OF HEALTH INSURANCE PREMIUM
                 REIMBURSEMENT PLAN FOR U. S. BANCORP DIRECTORS


          U. S. Bancorp shall reimburse a portion of the cost of premiums incurred by any non-employee director of U. S. Bancorp for health care insurance coverage of such director and his or her dependents upon the director's request, provided that no portion of such premiums are reimbursed or subsidized by any other employer. Such reimbursement and the criteria for eligibility shall be subject to the same conditions and limits as are applicable to active employees of U. S. Bancorp.